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                                                                   EXHIBIT 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of GE Funds, with respect to the transfer of substantially all assets and liabilities of each series of Investors Trust.

     1. The incorporation by reference of our report dated December 11, 1996 into this Combined Prospectus/Proxy Statement of GE Funds.

     2. The reference to our Firm under the heading 'Financial Statements and Experts' in the aforementioned Combined Prospectus/Proxy Statement of GE Funds.

                                             /s/ Coopers & Lybrand L.L.P.
                                        --------------------------------------
                                                 COOPERS & LYBRAND L.L.P.


One Post Office Square
Boston, Massachusetts 02109
July 28, 1997